Exhibit 99.1

EVINE Secures Strategic Investment Led By Tommy Hilfiger, Morris Goldfarb and Tommy Mottola

Tommy Hilfiger and Tommy Mottola to Become Advisors to the Company

MINNEAPOLIS, MN – September 14th, 2016 – Evine Live Inc. (NASDAQ:EVLV) (“Evine” or the “Company”) announced today the execution of a definitive agreement to sell $10 million of common stock at $1.68 per share, which was priced at a 10 percent discount to the previous 15 day average of the Company’s stock, to investors (“Investors”) that include, among others, Mr. Tommy Hilfiger, Mr. Morris Goldfarb and Mr. Tommy Mottola. This initial investment is expected to close within a week.

In connection with this investment, the Company also announced that Tommy Hilfiger and Tommy Mottola will become advisors to Evine.

Bob Rosenblatt, CEO of Evine, said, "It is exciting to have these leading industry icons and executives invest in our company as we seek to build transformative alliances in this ever evolving video commerce marketplace. This investment will help us accelerate our brand building opportunities as well as strengthen our balance sheet. I couldn’t be more excited about working with Tommy Hilfiger again and with media/entertainment mogul Tommy Mottola.”

Mr. Hilfiger added, "Given what I see happening in today’s changing retail landscape, as well as the interactive video commerce world and social media explosion, I believe Evine has the competencies to become the bridge between bricks and mortar and ecommerce for today’s consumer. I look forward to bringing vision and relationships in the celebrity world to this team to help transform its growth path."

"There is no better way to bring a brand’s story and vision to life than live video commerce,” said Tommy Mottola. "We are thrilled to be investing in a company that has been doing exactly that.  We view this as a strategic step into the changing retail landscape by igniting the fire where media and entertainment intersect retail."

The Investors will receive five-year warrants to purchase a number of shares of common stock equal to 50% of the number of shares originally purchased in this $10 million investment. The exercise price of these warrants will be equal to $2.90 per share, a 50% premium to the Company’s closing stock price one-day prior to this announcement of the offering.

In addition, the Investors will receive a six-month option to make an additional equity investment in Evine at a price equal to the Company’s five trading day average price prior to the exercise of the option. If this option is exercised, the Investors will also receive five-year warrants to purchase a number of shares of common stock equal to 50% of the number of shares purchased upon exercise of the option, and these warrants will also be priced at a 50% premium to the Company’s closing stock price one-day prior to the exercise of the option.

The total number of shares to be issued in this offering, including through the purchase of shares and exercise of the option and warrants, will not collectively exceed 19.99%.

The Company believes that important investments like this can help create strategic alliance opportunities for the Company to maximize shareholder value for all its stakeholders.

Tommy Hilfiger is the Founder and Principal Designer of Tommy Hilfiger, one of the world’s leading designer lifestyle brands. Morris Goldfarb is the Chairman of the Board and Chief Executive Officer of G-III Apparel Group (NASDAQ:GIII), a leading manufacturer and distributor of apparel and accessories under licensed brands, owned brands and private label brands. Tommy Mottola was the Chairman and CEO of Sony Music Entertainment for 15 years where he was credited with signing and developing such acts as Celine Dion, Mariah Carey, Beyoncé, Jennifer Lopez, Shakira, Bruce Springsteen and Billy Joel. Currently, he is the Chairman of the Mottola Media Group, partners with Dodger Theatricals, the world’s largest producer of Broadway shows, and a senior advisor to L. Catterton Partners.

Craig-Hallum Capital Group LLC is acting as exclusive placement agent and provided a fairness opinion to the Board of Directors of the Company.

About Evine Live Inc.

Evine Live Inc. (NASDAQ:EVLV) operates Evine, a digital commerce company that offers a compelling mix of proprietary and name brands directly to consumers in an engaging and informative shopping experience via television, online and on mobile. Evine reaches approximately 87 million cable and satellite television homes 24 hours a day with entertaining content in a comprehensive digital shopping experience.

Please visit www.evine.com/ir for more investor information.

Contacts

Media:
Carl Schroeder
Evine
press@evine.com
(952) 943-6574

Investors:
Michael Porter
Evine
mporter@evine.com
(952) 943-6517

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as anticipate, believe, estimate, expect, intend, predict, hope, should, plan, will or similar expressions. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer preferences, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees; our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor relationships and develop key partnerships and proprietary and exclusive brands; our ability to manage our operating expenses successfully and our working capital levels; our ability to remain compliant with our credit facilities covenants; our ability to successfully transition our brand name and corporate name; customer acceptance of our new branding strategy and our repositioning as a digital commerce company; the success of the Company’s strategic partnerships and alliances; the market demand for television station sales; changes to our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting our operations; significant public events that are difficult to predict, or other significant television-covering events causing an interruption of television coverage or that directly compete with the viewership of our programming; our ability to obtain and retain key executives and employees; our ability to attract new customers and retain existing customers; changes in shipping costs; our ability to offer new or innovative products and customer acceptance of the same; changes in customers viewing habits of television programming; and the risks identified under “Risk Factors” in our recently filed Form 10-K and any additional risk factors identified in our periodic reports since the date of such Form 10-K. More detailed information about those factors is set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.